Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports Fourth Quarter and Full Year 2018 Results

•	Total fourth quarter revenue of $2.12 billion, stable sequentially

•	Net loss of $219 million in the fourth quarter, with loss driven by goodwill impairment

•

Adjusted EBITDA[1] of $895 million, a sequential increase driven by improved Consumer revenue performance, continued strong expense management, and early benefits from the company’s transformation program

•	Transformation program initiatives expanded further in the fourth quarter, and the program enters 2019 with strong momentum

Norwalk, Conn., February 26, 2019 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the fourth quarter and full year ended December 31, 2018.

“I am very pleased that fourth quarter results reflect our improving execution as well as initial benefits from our transformation program,” said Dan McCarthy, President and CEO. “A robust result in Consumer, together with strong expense management, drove a sequential increase in fourth quarter Adjusted EBITDA,” McCarthy added. “We continued to expand the scope of initiatives underway in our transformation program in the fourth quarter, and multiple teams are now scaling a range of solutions that were developed through transformation initiatives. I look forward to continued progress and expansion of the program over the course of 2019 and 2020 as we advance toward our targeted $500 million EBITDA benefit.”

Consolidated Results

Consolidated revenue for the fourth quarter of 2018 was $2.12 billion. Within consolidated revenue, Consumer revenue was $1.09 billion, Commercial revenue was $942 million, and subsidy and other regulatory revenue was $94 million.

[1]	See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net income/(loss).

Net loss for the fourth quarter of 2018 was $219 million, representing a net loss per common share of $2.12. Net loss included a goodwill impairment of $241 million ($214 million net of tax). Fourth quarter Adjusted EBITDA was $895 million, for an Adjusted EBITDA margin2 of 42.1%.

Net cash provided from operating activities for the fourth quarter of 2018 was $603 million and operating free cash flow3 was $358 million. For the full year 2018, net cash provided from operating activities was $1,812 million and operating free cash flow was $620 million.

Consumer Business Highlights

•	Revenue of $1.09 billion.

•	Customer churn of 1.94% (1.79% for Legacy markets and 2.17% for CTF markets), with each measure improving both sequentially and relative to the fourth quarter of 2017.

•	Average Revenue Per Customer (ARPC) of $88.37; excluding adoption of ASC 606, ARPC was $86.05, an increase both sequentially and relative to the fourth quarter 2017.

Commercial Business Highlights

•	Revenue of $942 million.

•	Total commercial customers of 411,000 compared with 422,000 during the third quarter of 2018.

•	Commercial wholesale revenue declined sequentially, driven by wireless backhaul and voice revenue, and Commercial SME revenue was stable sequentially.

Capital Structure and Capital Allocation

•	As of December 31, 2018, Frontier’s leverage ratio was 4.72:1.

•	Frontier remains committed to reducing debt and improving its financial leverage profile.

o	Retired the $431 million principal amount outstanding of its senior unsecured notes maturing October 1, 2018, as scheduled.

o	Purchased $56 million principal amount of its March 15, 2019 senior unsecured notes in the open market during the fourth quarter of 2018.

•	In January 2019 Frontier closed the sale of wireless towers for $76 million. The transaction is expected to be immaterial to revenue, earnings, and Adjusted EBITDA.

[2]

Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as Adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of EBITDA to net loss.

[3]

Operating free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation and Schedule A for a reconciliation to net cash provided from operating activities.

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Guidance

Frontier is issuing the following financial guidance for 2019:

•	Adjusted EBITDA – $3.45 billion to $3.55 billion

•	Capital expenditures – Approximately $1.15 billion

•	Cash taxes – Less than $25 million

•	Cash pension/OPEB – Approximately $175 million

•	Cash interest expense – Approximately $1.475 billion

•	Operating free cash flow – $575 million to $675 million

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Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, and adjusted operating expenses, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, pension settlement costs, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and certain other non-recurring items. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

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Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation expense, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

Frontier will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding fourth quarter 2018 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 7:30 P.M. Eastern Time on Tuesday, February 26, 2019, through 7:30 P.M. Eastern Time on Sunday, March 3, 2019 at 719-457-0820 or 888-203-1112. Use the passcode 3377896 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: declines in revenue from Frontier’s voice services, switched and non-switched access and video and data services that it cannot stabilize or offset with increases in revenue from other products and services; Frontier’s ability to successfully implement strategic initiatives, including opportunities to

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enhance revenue and realize operational improvements; competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that Frontier will not respond on a timely or profitable basis; Frontier’s ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on its capital expenditures, products and service offerings; risks related to disruptions in Frontier’s networks, infrastructure and information technology that may result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber attacks or other disruptions; Frontier’s ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; Frontier’s ability to hire or retain key personnel; Frontier’s ability to realize anticipated benefits from recent acquisitions; Frontier’s ability to dispose of certain assets or asset groups on terms that are attractive to it, or at all; Frontier’s ability to effectively manage its operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; Frontier’s ability to defend against litigation and potentially unfavorable results from current pending and future litigation; adverse changes in the credit markets, which could impact the availability and cost of financing; Frontier’s ability to repay or refinance its debt through, among other things, accessing the capital markets, notes repurchases and/or redemptions, tender offers and exchange offers; adverse changes in the ratings given to Frontier’s debt securities by nationally accredited ratings organizations; covenants in Frontier’s indentures and credit agreements that may limit Frontier’s operational and financial flexibility as well as its ability to access the capital markets in the future; the effects of state regulatory requirements that could limit Frontier’s ability to transfer cash among its subsidiaries or dividend funds up to the parent company; the effects of governmental legislation and regulation on Frontier’s business; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects that impact capital expenditures; continued reductions in switched access revenue as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to Frontier and its competitors; Frontier’s ability to meet its remaining CAF II funding obligations and the risk of penalties or obligations to return certain CAF II funds; Frontier’s ability to effectively manage service quality and meet mandated service quality metrics; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to intangible assets; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit Frontier’s competitors more than it, as wells potential future decreases in the value of Frontier’s deferred tax assets; the effects of increased medical expenses and pension and postemployment expenses; Frontier’s ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of Frontier’s pension plan assets, which could require Frontier to make increased contributions to its pension plans; the effects of changes in both general and local economic conditions in the markets that Frontier serves; the effects of severe weather events or other natural or man-made disasters, which may increase operating and capital expenses or adversely impact customer revenue; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President	Assistant Vice President
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended				For the year ended
($ in millions and shares in thousands, except per share amounts)	December 31, 2018(1)	September 30, 2018(1)	December 31, 2017		December 31, 2018(1)	December 31, 2017

Statement of Operations Data
Revenue	$2,124	$2,126	$2,217		$8,611	$9,128

Operating expenses:
Network access expenses	347	353	388		1,441	1,597
Network related expenses	461	476	490	(2)	1,898	1,958	(2)
Selling, general and administrative expenses	441	445	457	(2)	1,815	2,017	(2)
Depreciation and amortization	492	471	514		1,954	2,184
Goodwill impairment	241	400	2,078		641	2,748
Acquisition and integration costs	—	—	10		—	25
Restructuring costs and other charges	15	14	27		35	82

Total operating expenses	1,997	2,159	3,964	(2)	7,784	10,611	(2)

Operating income (loss)	127	(33)	(1,747	)(2)	827	(1,483	)(2)

Investment and other income (loss), net	(3)	3	(3	)(2)	13	1	(2)
Pension settlement costs	7	9	6		41	83
Gain (Loss) on early extinguishment of debt and debt exchanges	1	(2)	1		32	(88)
Interest expense	388	389	377		1,536	1,534

Loss before income taxes	(270)	(430)	(2,132)		(705)	(3,187)
Income tax benefit	(51)	(4)	(1,103)		(62)	(1,383)

Net loss	(219)	(426)	(1,029)		(643)	(1,804)

Less: Dividends on preferred stock	—	—	53		107	214

Net loss attributable to Frontier common shareholders	$(219)	$(426)	$(1,082)		$(750)	$(2,018)

Weighted average shares outstanding - basic and diluted(3)	103,680	103,665	77,805		89,683	77,736

Basic and diluted net loss per common share	$(2.12)	$(4.11)	$(13.91)		$(8.37)	$(25.99)

Other Financial Data:
Capital expenditures - Business operations	$245	$329	$308		$1,192	$1,154
Capital expenditures - Integration activities	$—	$—	$15		$—	$34
Dividends declared - Common stock	$—	$—	$47		$—	$266
Dividends declared - Preferred stock	$—	$—	$53		$107	$214

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

(2)

Effective January 1, 2018, Frontier adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The standard requires certain benefit costs to be reclassified from operating expenses to non-operating expenses. This change in policy was applied using a retrospective approach and accordingly we have reclassified $1 and $2 million of net operating expenses as non-operating expense for the quarter and year ended December 31, 2017, respectively. Additional pension settlement costs of $6 million and $83 million for the quarter and year ended December 31, 2017, respectively, were reclassified from operating expense to non-operating expense.

(3)	As of December 31, 2018 and September 30, 2018, there were approximately 106 million of common shares outstanding and 0 shares of preferred stock.

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Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the year ended
	December 31, 2018(1)	September 30, 2018(1)	December 31, 2017	December 31, 2018(1)	December 31, 2017
($ in millions)
Selected Statement of Operations Data
Revenue:
Data and Internet services	$959	$961	$939	$3,878	$3,862	(2)
Voice services	668	669	687	2,721	2,864
Video services	275	260	310	1,085	1,304
Other	128	141	91	544	322

Customer revenue	2,030	2,031	2,027	8,228	8,352	(2)
Subsidy and other regulatory revenue	94	95	190	383	776

Total revenue	$2,124	$2,126	$2,217	$8,611	$9,128	(2)

Other Financial Data
Revenue:
Consumer	$1,088	$1,069	$1,086	$4,380	$4,476
Commercial	942	962	941	3,848	3,876	(2)

Customer revenue	2,030	2,031	2,027	8,228	8,352	(2)
Subsidy and other regulatory revenue	94	95	190	383	776

Total revenue	$2,124	$2,126	$2,217	$8,611	$9,128	(2)

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

(2)	Includes revenue from Frontier Secure Strategic Partnerships business, which was sold in May of 2017, $40 million for the year ended December 31, 2017.

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Frontier Communications Corporation

Consolidated Financial and Operating Data

	For the quarter ended			For the year ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Customers (in thousands)	4,471	4,574	4,850	4,471	4,850

Consumer customer metrics
Customers (in thousands)	4,060	4,152	4,397	4,060	4,397
Net customer additions (losses)	(92)	(86)	(89)	(337)	(494)
Average monthly consumer revenue per customer	$88.37 (1)	$84.92 (1)	$81.61	$86.26 (1)	$80.96
Customer monthly churn	1.94%	2.03%	1.98%	1.97%	2.17%

Commercial customer metrics
Customers (in thousands)	411	422	453	411	453
Broadband subscriber metrics (in thousands)
Broadband subscribers	3,735	3,802	3,938	3,735	3,938
Net subscriber additions (losses)	(67)	(61)	(63)	(203)	(333)

Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	838	873	961	838	961
Net subscriber additions (losses)	(35)	(29)	(20)	(123)	(184)

Video - DISH subscriber metrics (in thousands)
DISH subscribers	205	211	235	205	235
Net subscriber additions (losses)	(6)	(8)	(9)	(30)	(39)

Employees	21,173	21,375	22,736	21,173	22,736

(1)

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide a supplemental schedule (see Schedule D) which contains certain financial information on a pre adoption of ASC 606 basis.

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Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	December 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$354	$362
Accounts receivable, net	723	819
Other current assets	253	142

Total current assets	1,330	1,323

Property, plant and equipment, net	14,187	14,377
Other assets - principally goodwill	8,142	9,184

Total assets	$23,659	$24,884

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$814	$656
Accounts payable and other current liabilities	1,747	1,852

Total current liabilities	2,561	2,508

Deferred income taxes and other liabilities	3,140	3,132
Long-term debt	16,358	16,970
Equity	1,600	2,274

Total liabilities and equity	$23,659	$24,884

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Frontier Communications Corporation

Consolidated Cash Flow Data

	For the year ended
($ in millions)	December 31, 2018	December 31, 2017
Cash flows provided from (used by) operating activities:
Net loss	$(643)	$(1,804)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,954	2,184
(Gain) Loss on extinguishment of debt and debt exchanges	(32)	88
Special termination benefits	—	5
Pension settlement costs	41	83
Stock-based compensation expense	18	14
Amortization of deferred financing costs	34	33
Other adjustments	(32)	(14)
Deferred income taxes	(67)	(1,385)
Goodwill impairment	641	2,748
Change in accounts receivable	65	122
Change in accounts payable and other liabilities	(141)	(298)
Change in prepaid expenses, income taxes, and other assets	(26)	74

Net cash provided from operating activities	1,812	1,850

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(1,192)	(1,154)
Capital expenditures - Integration activities	—	(34)
Proceeds on sale of assets	11	110
Other	5	24

Net cash used by investing activities	(1,176)	(1,054)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(2,515)	(1,811)
Proceeds from long-term debt borrowings	1,840	1,500
Proceeds from revolving debt	525	—
Repayment of revolving debt	(250)	—
Financing costs paid	(43)	(15)
Dividends paid on common stock	-	(266)
Dividends paid on preferred stock	(107)	(214)
Premium paid to retire debt	(17)	(86)
Capital lease obligation payments	(36)	(42)
Other	(5)	(8)

Net cash used by financing activities	(608)	(942)

Increase (Decrease) in cash, cash equivalents, and restricted cash	28	(146)
Cash, cash equivalents, and restricted cash at January 1,	376	522

Cash, cash equivalents, and restricted cash at December 31,	$404	$376

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$1,507	$1,548
Income tax payments (refunds), net	$4	$(51)

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SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the year ended
($ in millions)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
EBITDA
Net loss	$(219)	$(426)	$(1,029)	$(643)	$(1,804)
Add back (subtract):
Income tax benefit	(51)	(4)	(1,103)	(62)	(1,383)
Interest expense	388	389	377	1,536	1,534
Investment and other (income) loss, net	3	(3)	3	(13)	(1)
Pension settlement costs	7	9	6	41	83
(Gain) Loss on extinguishment of debt	(1)	2	(1)	(32)	88

Operating income (loss)	127	(33)	(1,747)	827	(1,483)

Depreciation and amortization	492	471	514	1,954	2,184

EBITDA	$619	$438	$(1,233)	$2,781	$701

Add back:
Acquisition and integration costs	—	—	10	—	25
Pension/OPEB expense	19	21	20	85	92
Restructuring costs and other charges	15	14	27	35	82
Stock-based compensation expense	4	5	4	18	14
Storm-related costs (insurance proceeds)	(3)	—	13	(3)	22
Work stoppage costs	—	—	—	8	—
Goodwill impairment	241	400	2,078	641	2,748

Adjusted EBITDA	$895	$878	$919	$3,565	$3,684

EBITDA margin	29.1%	20.6%	-55.6%	32.3%	7.7%
Adjusted EBITDA margin	42.1%	41.3%	41.5%	41.4%	40.4%

Free Cash Flow
Net cash provided from operating activities	$603	$286	$665	$1,812	$1,850
Add back (subtract):
Capital expenditures - Business operations	(245)	(329)	(308)	(1,192)	(1,154)
Capital expenditures - Integration activities	—	—	(15)	—	(34)

Operating free cash flow	$358	$(43)	$342	$620	$662

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SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended						For the year ended
	December 31, 2018		September 30, 2018		December 31, 2017		December 31, 2018		December 31, 2017
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(219)	$(2.12)	$(426)	$(4.11)	$(1,082)	$(13.91)	$(750)	$(8.37)	$(2,018)	$(25.99)

Acquisition and integration costs	—		—		10		—		25
Restructuring costs and other charges	15		14		27		35		82
Pension settlement costs	7		9		6		41		83
(Gain) Loss on extinguishment of debt and debt exchanges	(1)		2		(1)		(32)		88
Goodwill impairment	241		400		2,078		641		2,748
Storm-related costs (insurance proceeds)	(3)		—		13		(3)		22
Work stoppage costs	—		—		—		8		—
Effect of tax reform	—		—		(830)		—		(830)
Certain other tax items(1)	(14)		46		8		24		8
Income tax effect on above items:
Acquisition and integration costs	—		—		(3)		—		(9)
Restructuring costs and other charges	(4)		(3)		(10)		(8)		(30)
Pension settlement costs	(2)		(2)		(2)		(10)		(30)
(Gain) Loss on extinguishment of debt and debt exchanges	—		(1)		1		8		(32)
Goodwill impairment	(27)		(46)		(256)		(73)		(394)
Storm-related costs (insurance proceeds)	1		—		(5)		1		(8)
Work stoppage costs	—		—		—		(2)		—

	$213	$2.05	$419	$4.04	$1,036	$13.32	$630	$7.02	$1,723	$22.16
Adjusted net loss attributable to Frontier common shareholders(2)	$(6)	$(0.06)	$(7)	$(0.07)	$(46)	$(0.59)	$(120)	$(1.34)	$(295)	$(3.79)

(1)

Includes impact arising from federal research and development credits, changes in certain deferred tax balances, state tax law changes, state filing method change, and the net impact of uncertain tax positions.

(2)	Adjusted net loss attributable to Frontier common shareholders may not sum due to rounding.

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SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended				For the year ended
($ in millions)	December 31, 2018	September 30, 2018	December 31, 2017		December 31, 2018	December 31, 2017

Adjusted Operating Expenses
Total operating expenses	$1,997	$2,159	$3,964	(1)	$7,784	$10,611	(1)

Subtract:
Depreciation and amortization	492	471	514		1,954	2,184
Goodwill impairment	241	400	2,078		641	2,748
Acquisition and integration costs	-	-	10		-	25
Pension/OPEB expense	19	21	20	(1)	85	92	(1)
Restructuring costs and other charges	15	14	27		35	82
Stock-based compensation expense	4	5	4		18	14
Storm-related costs (insurance proceeds)	(3)	—	13		(3)	22
Work stoppage costs	—	—	—		8	—

Adjusted operating expenses	$1,229	$1,248	$1,298		$5,046	$5,444

(1)

Effective January 1, 2018, Frontier adopted ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” The standard requires certain benefit costs to be reclassified from operating expenses to non-operating expenses. This change in policy was applied using a retrospective approach and accordingly we have reclassified $1 and $2 million of net operating expenses as non-operating expense for the quarter and year ended December 31, 2017, respectively. Additional pension settlement costs of $6 million and $83 million for the quarter and year ended December 31, 2017, respectively, were reclassified from operating expense to non-operating expense.

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SCHEDULE D

Comparability Disclaimer:

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (ASC 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of ASC 606. As a result, for items that were affected by our adoption of ASC 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results. To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre-adoption of ASC 606 basis.

Frontier Communications Corporation

Consolidated Financial Data

	As Reported For the quarter ended		Amounts Excluding Adoption of ASC 606 For the quarter ended
($ in millions)	December 31, 2018	September 30, 2018	December 31, 2018	September 30, 2018
Selected Statement of Operations Data
Revenue:
Data and Internet services	$959	$961	$947	$938
Voice services	668	669	617	634
Video services	275	260	291	287
Other	128	141	92	88

Revenue from contracts with customers	2,030	2,031	1,947	1,947
Subsidy and other regulatory revenue	94	95	176	173

Total revenue	$2,124	$2,126	$2,123	$2,120

Other Revenue Data
Revenue:
Consumer	$1,088	$1,069	$1,060	$1,047
Commercial	942	962	887	900

Revenue from contracts with customers	2,030	2,031	1,947	1,947
Subsidy and other regulatory revenue	94	95	176	173

Total revenue	$2,124	$2,126	$2,123	$2,120

	As Reported For the quarter ended		Amounts Excluding Adoption of ASC 606 For the quarter ended
($ in millions)	December 31, 2018	September 30, 2018	December 31, 2018	September 30, 2018
Statement of Operations Data
Revenue	$2,124	$2,126	$2,123	$2,120

Operating expenses:
Network access expenses	347	353	349	354
Network related expenses	461	476	461	476
Selling, general and administrative expenses	441	445	445	447
Depreciation and amortization	492	471	491	471
Goodwill impairment	241	400	241	400
Restructuring costs and other charges	15	14	15	14

Total operating expenses	$1,997	$2,159	$2,002	$2,162

Operating income (loss)	127	(33)	121	(42)
Investment and other income, net	(3)	3	(3)	3
Pension settlement costs	7	9	7	9
Gain (Loss) on extinguishment of debt	1	(2)	1	(2)
Interest expense	388	389	388	389

Loss before income taxes	(270)	(430)	(276)	(439)
Income tax benefit	(51)	(4)	(54)	(4)

Net loss	(219)	(426)	(222)	(435)
Less: Dividends on preferred stock	—	—	—	—

Net loss attributable to Frontier common shareholders	$(219)	$(426)	$(222)	$(435)

Other financial data:
Consumer ARPC	$88.37	$84.92	$86.05	$83.20

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